UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(D)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2016 (August 18, 2016)

ZZLL INFORMATION TECHNOLOGY, INC. (F/K/A GREEN STANDARD TECHNOLOGIES, INC
(Exact name of registrant as specified in its charter)

Nevada	333-134991	20-3486523
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Unit 1109, 11F, Kowloon Centre,
33 Ashley Road, Tsimshatsui,
Kowloon, Hong Kong
(Address of principal executive offices)	(Zip Code)

(852) 5984-7571
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 18, 2016, ZZLL Information Technology, Inc. (the “Company or “ZZLL”), through its wholly-owned subsidiary Syndicore Asia Limited, a Hong Kong company (“SAL”) entered into a Joint Venture Agreement (“JVA”) with Network Service Management Limited, a Hong Kong company (“NSML”) in the formation of Z-Line International E-Commerce Company Limited (“Z-Line”), a Hong Kong company with registered capital of Eight Million Hong Kong Dollars (HKD$8,000,000).

No prior material relationship existed between NSML and the Company, any of its affiliates, or any of its directors or officers. Pursuant to the JVA, the Company through Syndicore will own 55%, and NSML will own 45%, of the equity interest of Z-Line respectively.

 Z-Line is a Hong Kong based e-Commerce company that provides consumer-to-consumer, business-to-consumer and business-to-business-sales services via web portals.

After the formation, the Company is expected to improve its business opportunities and exposure on trading and business operations on internet and mobile devices, for both Syndicore and Z-Line.

Item 9.01 Financial Statements and Exhibits

None

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZZLL INFORMATION TECHNOLOGY, INC.
Dated: August 22, 2016	By:	/s/ Sean L. Webster
	Name:	Sean L. Webster
	Title:	President

2